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                                                                     Exhibit 5.1

June 10, 2005

Halozyme Therapeutics, Inc.
11588 Sorrento Valley Road, Suite 17
San Diego, California 92121

RE: HALOZYME THERAPEUTICS, INC. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

      We have acted as legal counsel to Halozyme Therapeutics, Inc., a Nevada corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission") of a registration statement (the "Registration Statement") of the Company on Form S-3 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the
Company's:

            (i)   common stock, $0.001 par value per share (the "Common Stock");

            (ii) preferred stock, $0.001 par value per share (the "Preferred Stock");

            (iii) senior debt securities (the "Senior Debt Securities");

            (iv) subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); and

            (v) warrants representing rights to purchase, Common Stock, Preferred Stock or Debt Securities (the "Warrants");

(collectively, the Common Stock, the Preferred Stock, the Debt Securities and the Warrants are referred to herein as the "Securities"); all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act at an aggregate initial offering price not to exceed $50,000,000.

      We have been advised by the Company that:

      1. The rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designation to be approved by the Company's Board of Directors, or in an amendment to the Company's Amended and Restated Articles of Incorporation to be approved by the Company's Board of Directors and shareholders, and that one or both of these documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

      2. The Senior Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture, which Indenture will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

                       HALE LANE PEEK DENNISON AND HOWARD
  LAS VEGAS OFFICE: 2300 West Sahara Avenue | Eighth Floor | Box 8 | Las Vegas,
            Nevada 89102 | Phone (702) 222-2500 | Fax (702) 365-6940
     CARSON CITY OFFICE: 777 East William Street | Suite 200 | Carson City,
            Nevada 89701 | Phone (775) 684-6000 | Fax (775) 684-6001

Halozyme Therapeutics, Inc.                                     [HALE LANE LOGO]
June 10, 2005
Page 2

      3. The Subordinated Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture, which Indenture will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

      4. The particular terms of any Debt Securities will be set forth in a supplement to the prospectus forming a part of the Registration Statement; and

      5. Warrants may be issued pursuant to a warrant agreement to be entered into between the Company and a bank as warrant agent (the "Warrant Agreement"). The Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective and the particular terms of any series of Warrants will be set forth in a supplement to the prospectus forming a part of the Registration Statement.

      In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company has reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue all Securities; (x) the certificates representing the Securities will be duly executed and delivered; and (xi) if the holders of the Debt Securities are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which shareholders of the Company may vote, such rights are set forth in the Company's Restated Articles of Incorporation or the Restated Articles of Incorporation grant to the Company's Board of Directors the power to confer such voting or inspection rights and the Company's Board of Directors has conferred such rights.

      We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further provisions hereof, we are of the following opinion:

      1. The Common Stock will be validly issued, fully paid and nonassessable, PROVIDED THAT (i) the Company's Board of Directors or an authorized committee thereof has specifically authorized the issuance of such Common Stock in exchange for a consideration that the Board of Directors or such committee determines as adequate ("Authorizing Resolutions"), (ii) the terms of the Common Stock and the offer and sale thereof have been duly established in conformity with the Company's Amended and Restated Articles of Incorporation and Bylaws and any applicable law and do not result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

      2. The Preferred Stock will be validly issued, fully paid and nonassessable, PROVIDED THAT (i) such Preferred Stock is specifically authorized for issuance by Authorizing Resolutions, (ii) the rights, preferences, privileges and restrictions of the Preferred Stock have been established in conformity with applicable law, (iii) an appropriate certificate of designation approved by the Company's Board of Directors, or an amendment to the Company's Amended and Restated Articles of Incorporation approved by the Company's Board of Directors and shareholders, has been filed with the State of Nevada, (iv) the terms of the offer, issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company's Amended and Restated Articles of Incorporation and Bylaws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction

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June 10, 2005
Page 3

imposed by any court or governmental body having jurisdiction over the Company, and (v) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

      3. The Debt Securities will constitute valid and legally binding obligations of the Company, PROVIDED THAT (i) such Debt Securities are specifically authorized for issuance by Authorizing Resolutions, (ii) the applicable Indenture conforms with applicable law and is enforceable in accordance with its terms, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture, the Company's Amended and Restated Articles of Incorporation and Authorizing Resolutions and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and offered, issued and sold as contemplated in the Registration Statement, and (v) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

      4. The Warrants will constitute valid and legally binding obligations of the Company, PROVIDED THAT (i) such Warrants are specifically authorized for issuance by Authorizing Resolutions which include the terms upon which the Warrants are to be issued, their form and content and the consideration for which shares are to be issued upon exercise of the Warrants, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (iii) the terms of the offer, issuance and sale of such Warrants have been duly established in conformity with the Warrant Agreement, (iv) the Warrant Agreement and the offer, issuance and sale of the Warrants do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Authorizing Resolutions and the Warrant Agreement, and (vi) the Company has received the consideration provided for in the applicable Authorizing Resolutions.

      The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles.

      We express no opinions concerning (i) the validity or enforceability of any provisions contained in Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (ii) the validity or enforceability of any provisions contained in Warrant Agreements that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or
(iii) any securities into which the Preferred Stock, Debt Securities and the Warrants may be convertible or exercisable.

      In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers of the Company.

      It is understood that this opinion is to be used only in connection with the offer and sale of Common Stock, Preferred Stock, Debt Securities and Warrants while the Registration Statement is in effect.

      Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to update this opinion or otherwise advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

      We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ Hale Lane Peek Dennison and Howard
                                            Professional Corporation

                                        HALE LANE PEEK DENNISON AND HOWARD
                                        PROFESSIONAL CORPORATION